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                                                                    EXHIBIT 23.4

                         [LETTERHEAD OF MILLIMAN USA]


                                                                 August 29, 2001


RE: The Prudential Insurance Company of America


Consent of Milliman USA

        We consent to the use in this registration statement of Mr. McCarthy's opinion letter dated December 12, 2000, as Annex A to the prospectus and to the references made to Mr. McCarthy, to such letter and to Milliman USA under the captions "Unaudited Pro Forma Condensed Consolidated Financial Information", "Demutualization and Related Transactions" and "Experts".


                                        Milliman USA



                                        By:/s/ Daniel J. McCarthy
                                           ---------------------------------
                                           Daniel J. McCarthy, M.A.A.A.
                                           Principal
                                           New York, New York
                                           August 29, 2001